                                VOTING AGREEMENT


          THIS VOTING AGREEMENT (this "Agreement") is entered into as of June 6, 1997, by and among CSC Parent Corporation, a Delaware corporation ("Parent"), TeleCommunications, Inc., a Delaware corporation (the "Company"), Cablevision Systems Corporation, a Delaware corporation ("CSC"), and the Class B Entities (as defined below).

          WHEREAS, CSC, Parent and TCI Communications, Inc. have entered into a Contribution and Merger Agreement (the "Merger Agreement") dated as of June 6, 1997 providing for, among other things, the Stock Contribution and the Merger;

          WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement;

          WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements as provided in this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Certain Definitions. (a) Capitalized terms that are used but not otherwise defined herein shall have the meanings given to them in the Merger
Agreement:

          (b) For the purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" and "Associate" when used with reference to any Person shall have the meanings assigned to such terms in Rule 12b-2 of the Exchange Act as in effect on the date hereof; provided, that CSC and Parent and their Subsidiaries and the officers and directors of CSC and Parent and their Subsidiaries who are not directors or officers of the Company or any of its Subsidiaries shall not, solely as a result of holding such office of CSC and Parent or any of their Subsidiaries, be deemed Affiliates or Associates of the Company or its Subsidiaries for purposes of this Agreement.

          A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own," any securities as to which such Person is or may be deemed to be the beneficial owner pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such rules are in effect on the date of this Agreement, as well as any securities as to which such Person has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any Shares solely by virtue of being a party to the Merger Agreement or (i) solely because such Shares have been tendered pursuant to a tender or exchange offer made by such Person, or any of such Person's Affiliates or Associates, until such tendered Shares are accepted for payment or exchange or (ii) solely because such Person, or any of such Person's Affiliates or Associates, has or shares the power to vote or direct the voting of such Shares pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of
Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). For purposes of this Agreement, in determining the percentage of the outstanding Shares with respect to which a Person is the

Beneficial Owner, all Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

          "Charter Amendments" shall mean each of those amendments to the certificate of incorporation of CSC, in such form as may be approved by resolution of the board of directors of CSC, such that each of the CSC Series C Cumulative Preferred Stock, par value $.01 per share, CSC Series D Cumulative Preferred Stock, par value $.01 per share, and CSC Series I Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, shall, as a result of the Merger automatically become at the Effective Time, without any action by any Person, preferred stock of Parent having the same terms and designations as immediately prior to the Effective Time except for being preferred stock of Parent rather than preferred stock of CSC.

          "Class B Entities" shall mean Charles F. Dolan, Charles F. Dolan 1997 Grantor Retained Annuity Trust, Dolan Descendants Trust, Dolan Progeny Trust, Dolan Grandchildren Trust, Dolan Spouse Trust, DC Kathleen Trust, DC Deborah Trust, DC Marianne Trust, DC Patrick Trust, DC Thomas Trust, DC James Trust, CFD Trust No. 1, CFD Trust No. 2, CFD Trust No. 3, CFD Trust No. 4, CFD Trust No. 5, CFD Trust No. 6 and CFD Trust No. 10.

          "Shares" shall mean the Parent Class A Shares and Parent Class B Shares and any other shares of common stock of Parent.

          2. Representations of Parent and CSC. As of the date hereof, Parent and CSC Severally represent and warrant to the Company and to each of the Class B Entities that:

          (a) each of Parent and CSC has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement; and

          (b) this Agreement has been duly executed and delivered by Parent and CSC and is a valid and binding agreement of Parent and CSC enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          3. Representations of the Company. As of the date hereof, the Company represents and warrants to Parent, to CSC and to each of the Class B Entities that:

          (a) the Company does not Beneficially Own any Shares other than those Parent Class A Shares to be issued in connection with the Stock Contribution at the Stock Closing;

          (b) the Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement; and

          (c) this Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          4. Representations of the Class B Entities. As of the date hereof, the Class B Entities each severally represents and warrants to the Company, to CSC and to Parent that:

          (a) such Class B Entity Beneficially Owns Shares as set forth opposite its name in Schedule 4 hereto;

          (b) such Class B Entity has all requisite power and authority (corporate or otherwise) and has taken all action (corporate or otherwise) necessary in order to execute and deliver this Agreement;

          (c) this Agreement has been executed and delivered by such Class B Entity and is a valid and binding agreement of such Class B Entity enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception;

          (d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Class B Entity with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Class B Entity from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Class B Entity, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of such Class B Entity to consummate the transactions contemplated by this Agreement; and

          (e) the execution, delivery and performance of this Agreement by such Class B Entity does not, and the consummation by such Class B Entity of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of such Class B Entity or any of their comparable governing instruments, (ii) a breach of or violation of or a default under, or the acceleration of any obligations of or the creation of a Lien on the assets of such Class B Entity (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon such Class B Entity or any Law or governmental or non-governmental permit or license to which such Class B Entity is subject or (iii) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (ii) or (iii) above, (x) for Contracts, Laws, permits and licenses also binding upon CSC or to which CSC or its business also is subject and (y) for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially impair the ability of such Class B Entity to consummate the transactions contemplated by this Agreement.

          5. Agreement to Vote Shares. Each of the Class B Entities severally covenants and agrees with the Company, CSC and Parent (a) to vote all Shares that are Beneficially Owned by such Class B Entity in favor of (or consent with respect to such Shares for) the adoption and approval of the Merger Agreement and the Merger, the adoption and approval of the Charter Amendments and the approval of the issuance of the shares of Parent Common Stock required to be issued in connection with the consummation of the Stock Contribution at every meeting of the stockholders of CSC or Parent (or solicitation of consents in lieu thereof) at which such matters are considered and at every adjournment or postponement thereof, and (b) to vote such Shares against (or withhold consents with respect to such Shares for) any proposal that would compete with or serve to interfere, delay or otherwise inhibit the timely consummation of the matters contemplated by the foregoing clause.

          6. No Voting Trusts or Transfers. After the date hereof, each of the Class B Entities severally covenants and agrees with the Company, CSC and Parent that such Class B Entity shall not, and shall not permit any entity to, (i) deposit any Shares Beneficially Owned by such Class B Entity in a voting trust or subject any Shares to any arrangement with respect to the voting of such Shares other than agreements or arrangements entered into in furtherance of the Transactions or those that would not materially impair the ability to consummate the Transactions on the schedule contemplated by the Merger Agreement or (ii) Transfer (as defined in the Stockholders Agreement) any of its interest in Shares to any Person unless such transferee agrees to be bound by this Agreement to the same extent as such Class B Entity, other than as agreed in writing by Parent, CSC and the Company.

          7. Stockholders Agreement. Each of the Class B Entities, the Company and Parent severally agrees that, at the Stock Closing, it will execute and deliver the Stock holders Agreement.

          8. Miscellaneous.

          (a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

          (b) Venue; WAIVER OF JURY TRIAL. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the pro visions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph (c) of this Section or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (b).

          (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the first business day following the date received, if delivered personally or by telecopy (with telephonic confirmation of receipt by the addressee), (ii) on the business day following timely deposit with an overnight courier service, if sent by over night courier specifying next day delivery and (iii) on the first business day that is at least five days following deposit in the mails, if sent by first class mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to CSC or Parent

                  One Media Crossways
                  Woodbury, NY 11797
                  Attention:  General Counsel
                  fax:  (516) 364-8501
                  (with a copy to Joseph B. Frumkin, Esq.,
                  Sullivan & Cromwell,
                  125 Broad Street, New York, NY 10004
                  fax:  (212) 558-3588)
                  if to the Class B Entities

                  Charles F. Dolan
                        and
                  William A. Frewin
                  One Media Crossways
                  Woodbury, NY 11797

                  (with a copy to Bruce D. Haims, Esq.,
                  Debevoise & Plimpton,
                  875 Third Avenue,
                  New York, NY 10022
                  fax:  (212) 909-6836)

                  if to the Company

                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000
                  Attention:  President
                  fax:  (303) 488-3219

                  with a copy similarly addressed,
                  Attention:  Legal Department
                  fax:  (303) 488-3245

                  (with a copy to Charles Y. Tanabe, Esq.,
                  Sherman & Howard L.L.C.
                  Suite 3000
                  633 Seventeenth Street
                  Denver, Colorado 80202
                  fax:  (303) 298-0940)

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

          (d) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such in valid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          (e) Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute the same agreement.

          (f) Termination; Survival. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms, the mutual written consent of all parties hereto or upon the later to occur of the Effective Time, or the Stock Closing, and all of the provisions hereof shall terminate at such time.

          (g) Headings; Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

          (h) Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it shall not seek, and agrees to waive any requirement for the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

          (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall not be assignable without the written consent of all other parties hereto.

          (j) Entire Agreement; Amendment; Waiver. This Agreement (including any annexes and schedules hereto) and the Merger Agreement (including any exhibits and schedules thereto) supersede all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no pro visions hereof may be modified or waived, except by an instrument in writing signed by CSC and approved by the majority vote of the directors elected by the Class A Shares and, with respect to each of Parent, the Company and the Class B Entities, by Parent, the Company and such Class B Entities. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          (k) No Request for Amendment or Waiver. The Company and the Class B Entities shall not, and shall cause their respective Controlled Affiliates and Associates not to, request publicly that Parent or CSC or any of their respective agents or representatives, directly or indirectly, amend or waive any provision of this Agreement or make any such request privately if it could be expected to require Parent or CSC to make a public announcement regarding such request.

          (l) Further Assurances. The parties hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

          (m) THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

          IN WITNESS WHEREOF, Parent, the Company, CSC and each Class B Entity have executed and delivered this Agreement as of the date first written above.

                                             CSC PARENT CORPORATION


                                            By: /s/ James L. Dolan
                                                -------------------------------
                                                 Name:  James L. Dolan
                                                 Title: Chief Executive Officer

                                            TELE-COMMUNICATIONS, INC.


                                            By: /s/ Stephen M. Brett
                                                -------------------------------
                                                 Name:  Stephen  M. Brett
                                                 Title: Executive Vice President


                                             CABLEVISION SYSTEMS CORPORATION


                                            By: /s/ James L. Dolan
                                                --------------------------------
                                                 Name:  James L. Dolan
                                                 Title: Chief Executive Officer

                                            CHARLES F. DOLAN


                                            By: /s/ Charles F. Dolan
                                                --------------------------------
                                                 Name:  Charles F. Dolan
                                                 Title: Chairman

                                            CHARLES F. DOLAN 1997 GRANTOR
                                                 RETAINED ANNUITY TRUST

                                            By: /s/ Charles F. Dolan
                                                -------------------------------
                                                 Name:  Charles F. Dolan
                                                 Title: Chairman

                                            DOLAN DESCENDANTS TRUST


                                            By: /s/ Paul J. Dolan
                                                --------------------------------
                                                 Name:  Paul J. Dolan
                                                 Title: Co-Trustee

                                            DOLAN PROGENY TRUST


                                            By: /s/ Paul J. Dolan
                                                --------------------------------
                                                 Name:  Paul J. Dolan
                                                 Title: Co-Trustee

                                            DOLAN GRANDCHILDREN TRUST


                                            By: /s/ Paul J. Dolan
                                                --------------------------------
                                                 Name:  Paul J. Dolan
                                                 Title: Co-Trustee

                                             DOLAN SPOUSE TRUST


                                             By: /s/ Paul J. Dolan
                                                 -------------------------------
                                                  Name:  Paul J. Dolan
                                                  Title: Co-Trustee

                                             DC KATHLEEN TRUST


                                             By: /s/ Paul J. Dolan
                                                 -------------------------------
                                                  Name:  Paul J. Dolan
                                                  Title: Co-Trustee

                                             DC DEBORAH TRUST


                                             By: /s/ Mary S. Dolan
                                                 -------------------------------
                                                  Name:  Mary  S. Dolan
                                                  Title: Co-Trustee

                                             By: /s/ Deborah Ann Dolan
                                                 -------------------------------
                                                  Name:  Deborah Ann Dolan
                                                  Title: Co-Trustee


                                             DC MARIANNE TRUST


                                             By: /s/ Marianne Dolan Weber
                                                 -------------------------------
                                                  Name:  Marianne Dolan Weber
                                                  Title: Co-Trustee

                                             By: /s/ Matthew John Dolan
                                                 -------------------------------
                                                  Name:  Matthew John Dolan
                                                  Title: Co-Trustee

                                             DC PATRICK TRUST


                                             By: /s/ Mary S. Dolan
                                                 ------------------------------
                                                  Name:  Mary S. Dolan
                                                  Title: Co-Trustee

                                             DC THOMAS TRUST

                                             By: /s/ Matthew John Dolan
                                                 -------------------------------
                                                  Name:  Matthew  John Dolan
                                                  Title: Co-Trustee

                                             DC JAMES TRUST


                                             By: /s/ Paul Joseph Dolan
                                                 -------------------------------
                                                  Name:  Paul Joseph Dolan
                                                  Title: Co-Trustee

                                             CFD TRUST NO. 1


                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                  Name:  John MacPherson
                                                  Title: Trustee

                                             CFD TRUST NO. 2

                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                  Name:  John MacPherson
                                                  Title: Trustee

                                             CFD TRUST NO. 3


                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                   Name:  John MacPherson
                                                   Title: Trustee

                                             CFD TRUST NO. 4


                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                  Name:  John MacPherson
                                                  Title: Trustee

                                             CFD TRUST NO. 5


                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                  Name:  John MacPherson
                                                  Title: Trustee

                                             CFD TRUST NO. 6


                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                  Name:  John MacPherson
                                                  Title: Trustee

                                             CFD TRUST NO. 10


                                             By: /s/ John MacPherson
                                                 -------------------------------
                                                  Name:  John MacPherson
                                                  Title: Trustee

                                                                      Schedule 4

                        (Shares of the Class B Entities)

Entities                                                             Class B Shares
--------                                                             --------------
Charles F. Dolan                                                       4,859,281
Charles F. Dolan 1997 Grantor                                          1,240,000
         Retained Annuity Trust
Dolan Descendants Trust                                                  413,625
Dolan Progeny Trust                                                      513,625
Dolan Grandchildren Trust                                                307,625
Dolan Spouse Trust                                                        52,945
DC Kathleen Trust                                                        303,116
DC Deborah Trust                                                         303,116
DC Marianne Trust                                                        294,285
DC Patrick Trust                                                         294,285
DC Thomas Trust                                                          303,116
DC James Trust                                                           303,116
CFD Trust No. 1                                                          302,880
CFD Trust No. 2                                                          302,880
CFD Trust No. 3                                                          294,049
CFD Trust No. 4                                                          294,049
CFD Trust No. 5                                                          302,880
CFD Trust No. 6                                                          302,880
CFD Trust No. 10                                                          93,456